                                                                   EXHIBIT 99(a)

                                                                       EXHIBIT B

        THIS AGREEMENT IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES OR
        A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN. SUCH OFFER OR
              SOLICITATION ONLY WILL BE MADE IN COMPLIANCE WITH ALL
         APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY
                                      CODE.

                        PLAN FRAMEWORK SUPPORT AGREEMENT

                                  by and among

                               DELPHI CORPORATION,

                           GENERAL MOTORS CORPORATION,

                           APPALOOSA MANAGEMENT L.P.,

                       CERBERUS CAPITAL MANAGEMENT, L.P.,

                 HARBINGER CAPITAL PARTNERS MASTER FUND I, LTD.,

               MERRILL LYNCH, PIERCE, FENNER & SMITH, INCORPORATED

                                       and

                               UBS SECURITIES LLC

                          Dated as of December 18, 2006

                        PLAN FRAMEWORK SUPPORT AGREEMENT

          This Plan Framework Support Agreement (the "AGREEMENT"), is entered into as of December 18, 2006, by and among Delphi Corporation ("Delphi"), on behalf of itself and its subsidiaries and affiliates operating as debtors and debtors-in-possession (together with Delphi, the "Debtors") in the Chapter 11 Cases (as defined below), General Motors Corporation ("GM"), Appaloosa Management L.P., ("Appaloosa"), Cerberus Capital Management, L.P., ("Cerberus"), Harbinger Capital Partners Master Fund I, Ltd., ("Harbinger"), Merrill Lynch, Pierce, Fenner & Smith, Incorporated ("MERRILL") and UBS Securities LLC ("UBS"). Each of the Debtors, GM, Appaloosa, Cerberus, Harbinger, Merril and UBS is referred to herein individually as a "Party," and collectively, as the "Parties". As used herein, the phrases "this Agreement", "hereto", "hereunder" and phrases of like import shall mean this Agreement.

                                    RECITALS

     A. On October 8 and October 14, 2005, the Debtors commenced jointly administered chapter 11 cases (collectively, the "Chapter 11 Cases") in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") for the purpose of restructuring their businesses and related financial obligations pursuant to an overall transformation strategy (the "Transformation Plan") that would incorporate the following structural components:

     (i)  Modification of the Debtors' labor agreements;

     (ii) Resolution of all issues and disputes between the Debtors and GM regarding (i) certain legacy obligations, including allocating responsibility for various pension and other post-employment benefit obligations; (ii) all alleged claims and causes of action arising from the spin-off of Delphi from GM; (iii) costs associated with the transformation of the Debtors' business (including the establishment of support to be provided by GM in connection with certain of those businesses that the Debtors intend to shut-down or otherwise dispose
          of); (iv) the restructuring of ongoing contractual relationships with respect to continuing operations; and (v) the amount and treatment of GM's claims in the Chapter 11 Cases (together, the "Designated Issues");

     (iii) Development of a strategically focused product portfolio and realignment of production capacity to support it;

     (iv) Transformation of the Debtors' work force in keeping with a sustainable cost structure and streamlined product portfolio;

     (v)  Resolution of the Debtors' pension issues; and

     (vi) Restructuring of the Debtors' balance sheet to accommodate the transformed business.

                                                                  EXECUTION COPY

     B. In the summer of 2006, Appaloosa and Harbinger, as significant stakeholders of the Debtors, negotiated and entered into non-disclosure agreements with the Debtors pursuant to which they obtained certain information from and about the Debtors and their businesses and engaged in discussions regarding various potential reorganization structures and related matters, including the potential requirement for a substantial equity investment in Delphi to facilitate the Debtors' restructuring.

     C. Separately, the Debtors conducted negotiations with other potential investors, including Cerberus.

     D. At the Debtors' request, Appaloosa, Harbinger and Cerberus engaged in discussions regarding their respective views of the Transformation Plan, the terms of a potential investment in Delphi and the general terms of various potential restructuring strategies for the Debtors.

     E. As a consequence of the foregoing discussions, this Agreement sets forth in Article VI hereof certain material terms of a chapter 11 plan for the Debtors (the "Plan") that is conditioned on (i) the implementation of the Transformation Plan, including a settlement of the Designated Issues, and (ii) a proposed equity investment by certain affiliates of Appaloosa, Cerberus, Harbinger, UBS and Merrill (collectively, the "Plan Investors") in Delphi (the "Investment").

     F. The Plan Investors have committed to Delphi to make the Investment on the terms and on the conditions set forth in the Equity Purchase and Commitment Agreement, the form of which is annexed as Exhibit A hereto (the "Investment Agreement"), which sets forth the obligations of the Plan Investors to (i) purchase any unsubscribed shares issued under a rights offering (the "Rights Offering") of new common stock, and additional shares of common stock, of Delphi to be issued pursuant to the Plan, and (ii) purchase newly issued shares of preferred stock of Delphi.

     G. Subject to the terms of this Agreement, the Parties have agreed to work together to attempt to complete the negotiation of the terms of the Plan, as well as to resolve other outstanding issues, and to formulate and facilitate confirmation and consummation of the Plan and the transactions contemplated hereby; provided, however, that Delphi will be the sole proponent of the Plan.

     H. In so agreeing, the Parties do not desire and do not intend in any way to derogate from or diminish the solicitation requirements of applicable securities and bankruptcy law, or the fiduciary duties of the Debtors or any such other Party having such duties.

     I. Settlement of the Designated Issues is contingent upon Delphi and GM reaching agreement on all documents pertinent in any way to GM's participation in the Plan and/or all transactions contemplated thereby, including, without limitation, definitive documentation evidencing all aspects of the commercial, business and labor-related agreements between Delphi and GM and any other Designated Issues (collectively, the "Delphi/GM Definitive Documents").

                                   AGREEMENT

                                   ARTICLE I

                           OBLIGATIONS OF THE DEBTORS

     The Debtors presently believe that, subject to the exercise (after consultation with outside legal counsel) by each Debtor of its fiduciary duties as a debtor and debtor-in-possession in the Chapter 11 Cases, prompt consummation of the Plan will facilitate the Debtors' businesses and financial restructuring and is in the best interests of their creditors, shareholders, and other parties-in-interest. Accordingly, the Debtors hereby agree, subject to the exercise (after consultation with outside legal counsel) by each Debtor of its fiduciary duties as a debtor and debtor-in-possession in the Chapter 11 Cases, to use commercially reasonable efforts to obtain confirmation and consummation of the Plan; provided, however, that any failure by the Debtors to take any such actions shall not create any claim (administrative or otherwise) or cause of action against the Debtors or any of their affiliates. Subject to the foregoing and to Delphi and GM reaching agreement on the Delphi/GM Definitive Documents on or before January 31, 2007 or such later date as the Debtors shall agree, for so long as this Agreement remains in effect, the Debtors agree to:

     1.1 Subject to the terms of applicable non-disclosure agreements, provide the Plan Investors and their counsel, accountants, financial advisors and other representatives with access to information and personnel so that the Plan Investors can complete their due diligence review of Delphi and its subsidiaries within the timeframe contemplated by the Investment Agreement;

     1.2 Subject to the terms of applicable non-disclosure agreements, promptly provide the Plan Investors with information regarding the results of operations and other activities and negotiations related to the Transformation Plan, settlement of the Designated Issues and the Plan;

     1.3 Prepare and file with the Bankruptcy Court no later than December 18, 2006, a motion (the "Initial Motion") seeking an order from the Bankruptcy Court
(i) approving and authorizing the Debtors to enter into the Investment Agreement; (ii) authorizing payment of Transaction Expenses, the Commitment Fees and the Alternate Transaction Fee (as such terms are defined in the Investment Agreement) on the terms and conditions set forth in the Investment Agreement,
(iii) approving and authorizing the Debtors to enter into this Agreement and
(iv) determining that the Parties' entry into, and performance of, their obligations under this Agreement does not violate any law, including the Bankruptcy Code, and does not give rise to any claim or remedy against the Parties including, without limitation, designating the vote of GM or any Plan Investor on the Plan under section 1125(e) of the Bankruptcy Code;

     1.4 Use commercially reasonable efforts to have the Bankruptcy Court enter an order (the "Initial Approval Order") granting the relief requested in the Initial Motion, on or before January 5, 2007;

     1.5 Use commercially reasonable efforts to prepare and distribute to each Party no later than January 31, 2007 drafts of (i) the Plan, (ii) a disclosure statement with respect to the Plan (the

"Disclosure Statement"), and (iii) a registration statement to be filed with the Securities and Exchange Commission (the "Registration Statement") relating to the Rights Offering;

     1.6 Use commercially reasonable efforts to obtain entry by the Bankruptcy Court of an order approving the Disclosure Statement (the "Disclosure Statement Order") on or before April 5, 2007;

     1.7 Subject to (and conditioned upon) entry of the Disclosure Statement Order, use commercially reasonable efforts to solicit the requisite votes in favor of the Plan, obtain confirmation by the Bankruptcy Court of the Plan, obtain the debt financings contemplated by the Plan and cause the effective date of the Plan to occur on or before the later of (a) July 31, 2007 or (b) the first business day that is 180 days following the date on which the diligence out in the Investment Agreement is no longer able to be exercised as a result of waiver or the passage of time;

     1.8 Use commercially reasonable efforts to cause the Registration Statement to become effective during the period approved for the commencement of solicitation of votes on the Plan; and

     1.9 Engage in good faith negotiations with the other Parties regarding the Plan, Disclosure Statement and other definitive documents that are materially consistent with this Agreement and that resolve all unresolved items reflected herein and/or are necessary to the implementation of the transactions contemplated by this Agreement (collectively, the "Definitive Documents").

                                   ARTICLE II

                SUPPORT OBLIGATIONS OF THE PLAN INVESTORS AND GM

     Unless and until this Agreement has been terminated in accordance with its terms, and subject to GM's and the Plan Investors' obligations in this Article II (other than clauses (i) through (iii) of Section 2.4 hereof) being subject to Delphi and GM reaching agreement on the Delphi/GM Definitive Documents (it being understood that no Party has any obligation to agree to or enter into any such documents), and provided that any failure by any Plan Investor or GM to take or refrain from taking, as the case may be, any actions described below in this
Article II shall not create any claim or cause of action against them or any of their affiliates, each of the Plan Investors and GM agree (and shall cause its respective subsidiaries and controlled affiliates to agree) that it will:

     2.1 Support entry of the Disclosure Statement Order;

     2.2 Not commence any proceeding or prosecute, join in, or otherwise support any action to oppose or object to entry of the Disclosure Statement Order;

     2.3 Not, nor will it encourage any other person or entity to, object to, delay, impede, appeal, or take any other action, directly or indirectly, to interfere with, entry of the Disclosure Statement Order;

     2.4 Until April 1, 2007, or such later date as may be mutually agreed by GM and the Plan Investors (such agreement not to be unreasonably withheld), not, directly or indirectly (i) initiate, solicit, knowingly cooperate with, or knowingly encourage any inquiries or the making of any proposal or offer that constitutes, or can reasonably be expected to lead to, any Alternate Transaction (as defined in the Investment Agreement), (ii) engage in, continue, or otherwise participate in any negotiations regarding any Alternate Transaction, (iii) enter into any letter of intent, memorandum of understanding, agreement in principle, or other agreement relating to any Alternate Transaction or (iv) withhold, withdraw, qualify, or modify (or resolve to do so) in a manner adverse to the Plan Investors or the Debtors its approval or recommendation of this Agreement, the Plan or the transactions contemplated thereby; and that it will cause its subsidiaries and controlled affiliates not to undertake, directly or indirectly, any of the actions described in the immediately preceding clauses (i) through
(iv); and that it will use its commercially reasonable efforts to cause its respective directors, officers, employees, investment bankers, attorneys, accountants, and other advisors or representatives not to undertake, directly or indirectly, any of such actions; provided, however, that nothing in this Section
2.4 shall preclude GM or any of the Plan Investors or any of their respective subsidiaries or controlled affiliates, or any of their respective directors, officers, employees, investment bankers, attorneys, accountants, and other advisors or representatives from initiating, soliciting, knowingly cooperating with, knowingly encouraging, discussing, negotiating, entering into, consummating or otherwise participating in any transactions relating to (x) the sale and/or wind-down of any of the Debtors' non-core sites and/or business lines as publicly announced by the Debtors on March 31, 2006 and as modified by the Debtors, in writing provided to GM, from time to time, (y) resourcing products purchased by GM and/or (z) discussions engaged in by the Debtors in the performance of their fiduciary duties; provided further however, that if this provision is extended beyond April 1, 2007 as provided above, from and after April 1, 2007, with Delphi's prior consent, any Plan Investor or GM, as applicable, may be released from any and all of the foregoing prohibitions of this Section 2.4.

     2.5 Support confirmation of the Plan and entry by the Bankruptcy Court of the order confirming the Plan (the "Confirmation Order"); provided, however, that, for the avoidance of doubt, nothing in this Section 2.5 is an agreement by any of the Plan Investors or GM to vote to accept or reject the Plan;

     2.6 Not commence any proceeding or prosecute, join in, or otherwise support any action to oppose or object to the Plan; and

     2.7 Not, nor will it encourage any other person or entity to, delay, object to, impede, appeal, or take any other action, directly or indirectly, to interfere with the acceptance, confirmation or occurrence of the effective date of the Plan.

Notwithstanding any other term or provision of this Agreement, nothing herein shall prevent any Party from taking any action in court as it determines is necessary or appropriate to protect its interests, including, without limitation, objecting (in writing or orally) to any document, such as the Plan or Disclosure Statement, filed in the Chapter 11 Cases by any party in interest.

                                  ARTICLE III

                               TERMINATION EVENTS

     3.1 The occurrence of any of the following shall be a "Termination Event":

          a. Termination of the Investment Agreement, whether pursuant to its terms or otherwise;

          b. Delivery of notice of the termination of this Agreement by any Party to the other Parties for any reason or no reason as determined by the Party delivering such notice in its sole discretion; provided however, that such notice may not be given until April 1, 2007.

     3.2 All obligations hereunder of all Parties shall terminate and shall be of no further force and effect:

          a. Immediately and automatically upon the occurrence of the Termination Event described in Section 3.1(a) hereof;

          b. Two (2) business days after receipt by the other non-terminating Parties of the notice described in Section 3.1(b) hereof; provided however, that delivery of such written notice by any Plan Investor other than Cerberus or Appaloosa shall terminate only the obligations of such Plan Investor hereunder; and

          c. Automatically, and without written notice, immediately prior to the issuance of the common stock and preferred stock contemplated by the Plan and the Investment Agreement.

                                   ARTICLE IV

                       GOVERNING LAW; JURISDICTION; VENUE

     This Agreement will be governed and construed in accordance with the internal laws of the State of New York without regard to any conflict of law provision that could require the application of the law of any other jurisdiction. By its execution and delivery of this Agreement, each Party hereby irrevocably and unconditionally agrees for itself that the Bankruptcy Court will retain exclusive jurisdiction over all matters related to the construction, interpretation or enforcement of this Agreement. Each Party further agrees to waive any objection based on forum non conveniens.

                                   ARTICLE V

                              ADDITIONAL AGREEMENTS

     The Parties acknowledge that Delphi and GM presently intend to pursue agreements, to be documented in the Plan, the Confirmation Order and/or the Delphi/GM Definitive Documents, as applicable, concerning, among other matters:
(a) triggering of the GM benefit guarantees; (b) assumption by GM of certain postretirement health and life insurance obligations for certain Delphi hourly employees; (c) funding of Delphi's underfunded pension obligations, including by the 414(l) Assumption (defined below); (d) provision of flowback opportunities at certain GM facilities for certain Delphi employees; (e) GM's payment of certain retirement incentives and buyout costs under current or certain future attrition programs for Delphi employees; (f) GM's payment of mutually negotiated buy-downs; (g) GM's payment of certain labor costs for Delphi employees; (h) a revenue plan governing certain other aspects of the commercial relationship between Delphi and GM; (i) the wind-down of certain Delphi facilities and the sales of certain Delphi business lines and sites; (j) the Debtors' support for GM's efforts to resource products purchased by GM; (k) licensing of the Debtors' intellectual property to GM or for its benefit; (l) treatment of the Environmental Matters Agreement between Delphi and GM; (m) treatment of normal course items, such as warranty, recall and product liability obligations; and (n) treatment of all other executory contracts between the Debtors and GM. The Parties agree to negotiate in good faith all of the documents and transactions described in this Article (it being understood that (i) no Party has any obligation to enter into any such documents or consummate any such transactions and (ii) the delivery by any Party of a termination notice pursuant to Section 3.1(b) hereof shall not constitute a breach of this Article V).

                                   ARTICLE VI

                                 PLAN FRAMEWORK

     The Plan shall contain all of the following terms:

     6.1 A condition precedent to the effectiveness of the Plan (subject to the waiver provisions to be negotiated in connection with the Plan) shall be that the aggregate amount of all trade claims and other unsecured claims (including any accrued interest) (excluding (i) unsecured funded debt claims, (ii) Flow-Through Claims (defined below), (ii) GM claims, which shall be treated as set forth below, (iii) subordinated debt claims, which shall be treated as set forth below, and (iv) securities claims, which shall be treated as set forth below) (collectively, the "Trade and Other Unsecured Claims") that have been asserted or scheduled but not yet disallowed as of the effective date of the Plan shall be allowed or estimated for distribution purposes by the Bankruptcy Court to be no more than $1.7 billion.

     6.2 All senior secured debt shall be refinanced and paid in full and all allowed administrative and priority claims shall be paid in full.

     6.3 Trade and Other Unsecured Claims and unsecured funded debt claims shall be placed in a single class. All such claims that are allowed (including all allowed accrued interest) shall be satisfied in full with (a) $810 million of common stock (18,000,000 out of a total of 135,285,714 shares,(2) at a deemed value of $45.00 per share for Plan distribution purposes) in reorganized Delphi and (b) the balance in cash; provided, however, that the common stock and cash to be distributed pursuant to the immediately preceding clause shall be reduced

----------
(1) References in this Article VI to the total number of shares of common stock gives effect to the conversion of the preferred stock issued pursuant to the Investment Agreement to common stock.

proportionately by the amount that allowed Trade and Other Unsecured Claims are less than $1.7 billion.

     6.4 (i) Customer and environmental obligations, (ii) employee-related (excluding collective bargaining-related obligations) and other obligations (as to be agreed by the Debtors and the Plan Investors) and (iii) litigation exposures and other liabilities that are covered by insurance (as to be agreed by the Debtors and the Plan Investors and scheduled in the Plan) ((i), (ii) and
(iii) together, the "Flow-Through Claims") will be unimpaired and will be satisfied in the ordinary course of business (subject to the preservation and flow-through of all estate rights, claims and defenses with respect thereto which shall be fully reserved).

     6.5 GM will receive an allowed general unsecured claim for all claims and rights of GM and its affiliates (excluding in respect of the 414(l) Assumption, all Flow Through Claims and all other claims and amounts to be treated in the normal course or arising or paid pursuant to the Delphi/GM Definitive Documents) that will be satisfied with (a) 7,000,000 out of a total of 135,285,714 shares of common stock in reorganized Delphi and (b) $2.63 billion in cash.

     6.6 All subordinated debt claims (including all accrued interest) will be allowed and will be satisfied with (a) $450 million of common stock (10,000,000 out of a total of 135,285,714 shares, at a deemed value of $45.00 per share for Plan distribution purposes) in reorganized Delphi and (b) the balance in cash.

     6.7 Allowed securities claims will be satisfied solely from available insurance or as otherwise agreed by the Plan Investors.

     6.8 Holders of existing equity securities in Delphi shall receive, in the aggregate, (a) $135 million of common stock (3,000,000 out of a total of 135,285,714 shares, at a deemed value of $45.00 per share for Plan distribution purposes) in reorganized Delphi and (b) rights to purchase 63,000,000 out of a total of 135,285,714 shares of common stock (to be reduced by the guaranteed minimum of 10% of the rights for the Plan Investors) in reorganized Delphi for $2.205 billion (exercise price: $35/share).

     6.9 The preferred stock to be issued pursuant to the Plan in connection with the Investment Agreement shall be subject to the terms listed on the term sheet attached to the Investment Agreement ("Summary of Terms of Preferred Stock"), which are incorporated by reference herein.

     6.10 Delphi will arrange for payment on the effective date of the Plan of $3.5 billion to fund its pension obligations. Such payment will include GM taking $2.0 billion of net pension obligations pursuant to a 414(l) transaction (the "414(l) Assumption"), which amount shall be reduced to no less than $1.5 billion if (a) Delphi and the Plan Investors determine that any greater amount will have an adverse impact on the Debtors or (b) the Plan Investors determine that any greater amount will have an adverse impact on the Plan Investors' proposed investment in the Debtors. GM will receive a note from Delphi in the amount of the 414(l) Assumption transferred in the 414(l) transaction, subject to agreed market terms to be specified in the Delphi/GM Definitive Documents; provided, however, that such note will be due, payable and paid in full at par plus accrued interest in cash within ten (10) days following the effective date of the Plan.

     6.11 A joint claims oversight committee shall be established on the effective date of the Plan or as soon thereafter as practicable to monitor claims administration, provide guidance to the Debtors, and address the Bankruptcy Court if such post-effective date joint claims oversight committee disagrees with the Debtors' determinations requiring claims resolution. The composition of the joint claims oversight committee shall be satisfactory to the Plan Investors in their sole and absolute discretion, but in any case, shall include at least one representative appointed by the Plan Investors.

     6.12 Reorganized Delphi will be subject to the following corporate governance provisions:

          a. A five-member selection committee (the "Selection Committee") will select a new executive chair of reorganized Delphi. The Selection Committee will consist of the following members: (i) John D. Opie, currently a member of Delphi's board of directors and its lead independent director; (ii) one (1) representative appointed by the statutory committee of unsecured creditors appointed in the Chapter 11 Cases; (iii) one (1) representative appointed by the statutory committee of equity security holders appointed in the Chapter 11 Cases; and (iv) two (2) representatives appointed by the Plan Investors. The new executive chair will be chosen by a super majority of four (4) of the five (5) members of the Selection Committee, which must include both representatives appointed by the Plan Investors.

          b. The board of directors of reorganized Delphi will consist of twelve
(12) members: (i) the new executive chair; (ii) Rodney O'Neal, who will be appointed chief executive officer and president of reorganized Delphi not later than the effective date of the Plan; (iii) four (4) members (who may include one
(1) existing independent director) chosen by a unanimous vote of the Selection Committee, provided, however, that the representatives of the Selection Committee appointed by the Plan Investors will not be entitled to vote on these four (4) directors (the "Common Directors"); (iv) three (3) members chosen by Appaloosa; and (v) three (3) members chosen by Cerberus. All twelve (12) new directors will be publicly identified not later than the day that is ten (10) days prior to the date scheduled for the hearing of the Bankruptcy Court to confirm the Plan. The board of directors of reorganized Delphi will satisfy all applicable exchange/NASDAQ independence requirements.

          c. Ongoing management compensation, including the SERP, stock options, restricted stock, severance, change in control provisions and all other benefits will be on market terms (as determined by the Board of Directors, based on the advice of Watson-Wyatt, and such management compensation plan design shall be described in the Disclosure Statement and included in the Plan) and reasonably acceptable to the Plan Investors; claims of former management and terminated/resigning management will be resolved on terms acceptable to Delphi and the Plan Investors or by court order. Equity awards will dilute all equity interests pro rata.

          d. The amended and restated certificate of incorporation of Delphi to be effective immediately following the effective date of the Plan shall prohibit; (A) for so long as Appaloosa or Dolce Investments, LLC ("Dolce"), as the case may be, owns any shares of Series A Preferred Stock, any transactions between Delphi or any of its Subsidiaries (as defined in the Investment Agreement), on the one hand, and Appaloosa or Dolce or their respective Affiliates (as defined in the Investment Agreement), as the case may be, on the other hand (including any

"going private transaction" sponsored by Appaloosa or Dolce) unless such transaction shall have been approved by (x) directors constituting not less than 75% of the number of Common Directors (as defined in the Investment Agreement) and (y) in the case of any transaction with Appaloosa or its Affiliates, Dolce, and in the case of any transaction with Dolce or its Affiliates, Appaloosa, and
(B) any transaction between Delphi or any of its Subsidiaries, on the one hand, and a director, on the other hand, other than a director appointed by holders of Series A Preferred Stock (as defined in the Investment Agreement), unless such transaction shall have been approved by directors having no material interest in such transaction (a "Disinterested Director") constituting not less than 75% of the number of Disinterested Directors; provided, that nothing in this provision shall require any approval of any arrangements in effect as of December 18, 2006 with either General Motors Acceptance Corporation ("GMAC") or GM as a result of the ownership by Dolce and its Affiliates of securities of GMAC or Dolce's and its Affiliates' other arrangements in effect as of December 18, 2006 with GM with respect to GMAC.

     6.13 A condition precedent to the effectiveness of the Plan shall be the ratification (and/or fulfillment of all other prerequisites to the effectiveness) of each of Delphi's definitive labor agreements with each of its U.S. labor unions (including, without limitation, new or amended collective bargaining agreements and withdrawals and/or settlements of all claims of each of Delphi's labor unions) and each of the labor-related Delphi/GM Definitive Documents.

                                  ARTICLE VII

                                 IMPLEMENTATION

     7.1 Promptly after execution of this Agreement by all Parties, Delphi will seek entry of the Initial Approval Order, in form and substance satisfactory to each Party, by the Bankruptcy Court. The Plan Investors and GM will timely file statements in support thereof with the Bankruptcy Court.

     7.2 The Parties agree to negotiate in good faith all of the documents and transactions described in this Agreement (it being understood that (i) no Party has any obligation to enter into any such documents or consummate any such transactions and (ii) the delivery by any Party of a termination notice pursuant to Section 3.1(b) hereof shall not constitute a breach of this Section 7.2).

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     8.1 This Agreement is expressly contingent on, and shall automatically become effective on such date as the Initial Approval Order, in form and substance satisfactory to each Party, has been entered by the Bankruptcy Court and the Investment Agreement, substantially in the form of Exhibit A hereto, has been executed by all parties to the Investment Agreement; provided, however, that if the Bankruptcy Court shall not have entered the Initial Approval Order, in form and substance satisfactory to each Party, on or before January 22, 2007 and all parties to the Investment Agreement shall not have executed the Investment Agreement, substantially in the form of Exhibit A hereto, within three (3) business days following entry of the Initial Approval Order, this Agreement (and all obligations hereunder of all Parties) shall automatically terminate without ever having become effective.

     8.2 Except as expressly provided in this Agreement, nothing contained herein (i) is intended to, or does, in any manner waive, limit, impair or restrict the ability of each of the Parties to protect and preserve its rights, remedies, and interests, (ii) may be deemed an admission of any kind, or (iii) effects a modification of any existing agreement until the occurrence of the effective date of the Plan. If the transactions contemplated herein are not consummated, or if this Agreement is terminated for any reason, the Parties fully reserve any and all of their rights. Pursuant to Federal Rule of Evidence 408 and any applicable state rules of evidence, this Agreement and all negotiations relating thereto are not admissible into evidence in any proceeding other than a proceeding to enforce its terms.

     8.3 The Plan Investors shall promptly deliver to GM (i) written notice upon the termination of the Investment Agreement, whether pursuant to its terms or otherwise, and (ii) copies of any amendments, waivers, supplements or other modifications to the Investment Agreement.

     8.4 Delphi and the Plan Investors have advised GM that (a) the Plan Framework described in Article VI of this Agreement and the planned investments of the Plan Investors described in the Investment Agreement are predicated, in part, on the ability of Delphi to formulate a business plan and projections reflecting that Delphi's reorganized businesses will achieve annual EBITDA of not less than $2.4 billion on a consolidated basis following completion of Delphi's Transformation Plan and (b) Delphi will not be able to achieve such financial results if the Transformation Plan is not implemented.

     8.5 Each Plan Investor and GM hereby agrees that it shall not (and shall cause its subsidiaries and controlled affiliates not to) (a) sell, transfer, assign, pledge, or otherwise dispose, directly or indirectly, of its right, title or interest in respect of its claims against or interests in any of the Debtors (to the extent held by it on the date hereof or acquired hereafter), in whole or in part, or (b) grant any proxies, deposit any such claims or interests (to the extent held by it on the date hereof or acquired hereafter) into a voting trust, or enter into a voting agreement with respect to such claims or interests, as the case may be, unless the transferee agrees in writing at the time of such transfer to be bound by all obligations of the transferor contained in this Agreement, including, but not limited to, Article II hereof, and the transferor, within three business days, provides written notice of such transfer to each other Party, together with a copy of the written agreement of the transferee agreeing to be so bound. Each Party further agrees that it may not create any subsidiary or affiliate for the sole purpose of acquiring any claims against or interests in any member of the Debtors without causing such subsidiary or affiliate to become a Party hereto prior to such acquisition.

     8.6 Each of Appaloosa, Harbinger, Cerberus, Merrill and UBS hereby confirms, on a several but not joint basis, that it and its affiliates remains the beneficial holder of, and/or the holder of investment authority over, the claim and interests, if any, previously disclosed in connection with its applicable non-disclosure agreement with the Debtors and that it will advise the Debtors upon any change in its or its affiliates' holdings.

     8.7 Each Party hereby acknowledges that this Agreement is not and shall not be deemed to be a solicitation to accept or reject a plan in contravention of section 1125(b) of the Bankruptcy Code. Each Party further acknowledges that no securities of any Debtor are being offered or sold hereby and that this Agreement does not constitutes an offer to sell or a solicitation of an offer to buy any securities of any Debtor.

     8.8 Each Party, severally and not jointly, represents, covenants, warrants, and agrees to each other Party, only as to itself and not as to each of the others, that the following statements, as applicable, are true, correct, and complete as of the date hereof:

          a. It has all requisite corporate, partnership or limited liability company power and authority to enter into this Agreement and to perform its obligations hereunder;

          b. It is duly organized, validly existing, and in good standing under the laws of its state of organization and it has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

          c. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate, partnership, or limited liability company action on its part; provided, however, that the Debtors' authority to enter into this Agreement is subject to Bankruptcy Court approval;

          d. This Agreement has been duly executed and delivered by it and constitutes its legal, valid, and binding obligation, enforceable in accordance with the terms hereof, subject to entry of the Initial Approval Order;

          e. The execution, delivery, and performance by it (when such performance is due) of this Agreement do not and shall not (i) violate any provision of law, rule, or regulation applicable to it or any of its subsidiaries or its certificate of incorporation or bylaws or other organizational documents or those of any of its subsidiaries or (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its subsidiaries is a party; and

          f. There are no undisclosed agreements or commitments between or among the Parties regarding matters subject to the terms of this Agreement.

     8.9 Except as otherwise specifically provided herein, this Agreement may not be modified, waived, amended or supplemented unless such modification, waiver, amendment or supplement is in writing and has been signed by each Party. No waiver of any of the provisions of this Agreement shall be deemed or constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall any waiver be deemed a continuing waiver.

     8.10 This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors, assigns, heirs, executors, administrators, and representatives; provided, however, that nothing contained in this Section 8.10 will be deemed to permit sales, assignments, or transfers of this Agreement.

     8.11 Nothing contained in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any person or entity other than the Parties hereto, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third party to any Party to this Agreement, nor shall any provision give any third party any right of subrogation or action over or against any Party to this Agreement.8.12 All notices and other communications in connection with this Agreement will be in writing and will be deemed given (and will be deemed to have been duly given upon receipt) if delivered personally, sent via electronic facsimile (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the Parties at the following addresses (or at such other address for a Party as will be specified by like notice):

          If to the Debtors, to:

          a.   Delphi Corporation
               5725 Delphi Drive
               Troy, Michigan 48098
               Attention: John D. Sheehan - Facsimile: (248) 813-2612
                          David M. Sherbin, Esq./
                          Sean Corcoran - Facsimile: (248) 813-2491

                    with a copy to:

                    Skadden, Arps, Slate, Meagher & Flom LLP
                    Four Times Square
                    New York, New York 10036
                    Facsimile: (212) 735-2000/1
                    Attention: Eric L. Cochran, Esq.
                               Kayalyn A. Marafioti, Esq.
                               Thomas J. Matz, Esq.

                    and

                    Skadden, Arps, Slate, Meagher & Flom LLP
                    333 West Wacker Drive
                    Chicago, Illinois 60606
                    Facsimile: (312) 407-0411
                    Attention: John Wm. Butler, Jr., Esq.
                    George N. Panagakis, Esq.

          b.   If to Appaloosa, to:

               Appaloosa Management L.P.
               26 Main Street
               Chatham, New Jersey 07928
               Facsimile: (973) 701-7055
               Attention: Ronald Goldstein

               with a copy to:

               White & Case LLP
               Wachovia Financial Center
               200 South Biscayne Boulevard
               Suite 4900
               Miami, Florida 33131-2352
               Facsimile: (305) 358-5744/5766
               Attention: Thomas E Lauria, Esq.

          c.   If to Harbinger, to:

               Harbinger Capital Partners Master Fund I, Ltd.
               c/o Harbinger Capital Partners
               555 Madison Avenue, 16th Floor
               New York, New York 10022
               Facsimile: (212) 508-3721
               Attention: Philip A. Falcone

               with a copy to:

               White & Case LLP
               Wachovia Financial Center
               200 South Biscayne Boulevard
               Suite 4900
               Miami, Florida 33131-2352
               Facsimile: (305) 358-5744/5766
               Attention: Thomas E Lauria

               and

               Kaye Scholer LLP
               425 Park Avenue
               New York, New York 10022-3598
               Facsimile: (212) 836-7157
               Attention: Benjamin Mintz, Esq.
                          Lynn Toby Fisher, Esq.

          d.   If to Cerberus, to:

               Cerberus Capital Management, L.P.
               299 Park Avenue
               New York, New York 10171
               Facsimile: (212) 421-2958 / (212) 909-1409 / (212) 935-8749
               Attention: Scott Cohen / Dev Kapadia / Seth Gardner

               with a copy to:

               Milbank, Tweed, Hadley & McCloy LLP
               601 South Figueroa Street, 30th Floor
               Los Angeles, California 90017-5735
               Facsimile: (213) 892-4470
               Attention: Gregory A. Bray, Esq.

          e.   If to GM, to:

               General Motors Corporation
               767 Fifth Avenue
               14th Floor
               New York, New York 10153
               Facsimile: (212) 418-3695
               Attention: Michael Lukas

               and

               General Motors Corporation
               300 GM Renaissance Center
               Detroit, Michigan 48265
               Facsimile: (313) 665-4992
               Attention: E. Chris Johnson, Esq.
                          Frederick A. Fromm, Esq.

               with a copy to:

               Weil, Gotshal & Manges LLP
               767 Fifth Avenue
               New York, New York 10153
               Facsimile: (212) 310-8007
               Attention: Martin J. Bienenstock, Esq.
                          Jeffrey L. Tanenbaum, Esq.
                          Michael P. Kessler, Esq.

          f.   If to Merrill, to:

               Merrill Lynch, Pierce, Fenner & Smith Incorporated. 4 World Financial Center

               New York, New York 10080
               Facsimile: (212) 449-0769
               Attention: Robert Spork / Rick Morris

               with a copy to:

               Paul, Weiss, Rifkind, Wharton & Garrison LLP
               1285 Avenue of the Americas
               New York, New York 10019-6064
               Facsimile: (212) 757-3990
               Attention: Andrew N. Rosenberg

          g.   If to UBS, to:

               UBS Securities LLC
               299 Park Avenue
               New York, New York 10171
               Facsimile: (212) 821-3008 / (212) 821-4042
               Attention: Steve Smith / Osamu Watanabe

               with a copy to:

               Cleary Gottlieb Steen & Hamilton LLP
               One Liberty Plaza
               New York, New York 10006
               Facsimile: (212) 225-3999
               Attention: Leslie N. Silverman

     8.13 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Agreement. Delivery of an executed signature page of this Agreement by facsimile shall be effective as delivery of a manually executed signature page of this Agreement.

     8.14 This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements, whether oral or written, with respect to such subject matter. This Agreement is the product of negotiations among the Parties and represents the Parties' intentions. In any action to enforce or interpret this Agreement, this Agreement will be construed in a neutral manner, and no term or provision of this Agreement, or this Agreement as a whole, will be construed more or less favorably to any Party.

     8.15 The agreements, representations and obligations of the Parties under this Agreement are, in all respects, several and not joint. Any breach of this Agreement by any Party shall not result in liability for any other non-breaching Party.

  [Remainder of page intentionally blank; remaining pages are signature pages.]

     IN WITNESS WHEREOF, the undersigned have each caused this Agreement to be duly executed and delivered by their respective, duly authorized officers as of the date first above written.

                                        DELPHI CORPORATION


                                        By: /s/ JOHN D. SHEEHAN
                                            ------------------------------------
                                        Name: John D. Sheehan
                                              ----------------------------------
                                        Title: Vice President and Chief
                                               Restructuring Officer
                                               ---------------------------------

                                        GENERAL MOTORS CORPORATION


                                       By:  /s/ FREDERICK A. HENDERSON
                                            ------------------------------------
                                        Name: Frederick A. Henderson
                                              ----------------------------------
                                        Title: Vice Chairman and Chief
                                               Financial Officer
                                               ---------------------------------

                                        APPALOOSA MANAGEMENT L.P.


                                        By: /s/ RONALD M. GOLDSTEIN
                                            ------------------------------------
                                        Name: Ronald M. Goldstein
                                              ----------------------------------
                                        Title: Partner
                                               ---------------------------------

                                        HARBINGER CAPITAL PARTNERS MASTER
                                        FUND I, LTD.

                                        By: Harbinger Capital Partners Offshore
                                            Manager, L.L.C., as investment
                                            manager


                                        By: /s/ PHILIP A. FALCONE
                                            ------------------------------------
                                        Name: Philip A. Falcone
                                        Title: Senior Managing Director

                                        CERBERUS CAPITAL MANAGEMENT, L.P.


                                        By: /s/ SCOTT COHEN
                                            ------------------------------------
                                        Name: Scott Cohen
                                              ----------------------------------
                                        Title: Managing Director
                                               ---------------------------------

                                        MERRILL LYNCH, PIERCE, FENNER & SMITH,
                                        INCORPORATED

                                        By: /s/ GRAHAM GOLDSMITH
                                            ------------------------------------
                                        Name: Graham Goldsmith
                                        Title: Managing Director

                                        UBS SECURITIES LLC


                                        By: /s/ STEVEN D. SMITH
                                            ------------------------------------
                                        Name: Steven D. Smith
                                              ----------------------------------
                                        Title: Managing Director
                                               ---------------------------------


                                        By: /s/ ANDREW KRAMER
                                            ------------------------------------
                                        Name: Andrew Kramer
                                              ----------------------------------
                                        Title: Managing Director
                                               ---------------------------------


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